EAST PENN FINANCIAL CORPORATION

REVOCABLE PROXY

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [OCTOBER][NOVEMBER] __, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints _______________, _____________and _________and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of East Penn Financial Corporation (the “Corporation”) which the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Corporation to be held at ___________________________________, on Thursday, [October][November] __, 2007, at _____ [a.m.][p.m.], prevailing time, and at any adjournment or postponement thereof, as follows:

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS
OF
EAST PENN FINANCIAL CORPORATION

Thursday, [October][November] __, 2007

PROXY VOTING INSTRUCTIONS

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE - Call toll-free 1-888-216-1278 from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
-OR-
INTERNET - Access “www.proxyvotenow.com/epen” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-888-216-1278 or www.proxyvotenow.com/epen up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ●

1.	TO APPROVE AND ADOPT THE MERGER AGREEMENT DATED MAY 15, 2007 AMONG EAST PENN FINANCIAL CORPORATION, EAST PENN BANK AND HARLEYSVILLE NATIONAL CORPORATION, AS AMENDED	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

¡	FOR	¡ ABSTAIN

¡	AGAINST	(See instructions above)

2.	TO ADJOURN OR POSTPONE THE MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES

¡	FOR	¡ ABSTAIN
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
¡	AGAINST	(See instructions above)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered n name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each shareholder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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